Calculation of Filing Fee Tables
S-8
NORTECH SYSTEMS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	284,336	$ 11.97	$ 3,403,501.92	0.0001381	$ 470.02
Total Offering Amounts:						$ 3,403,501.92		$ 470.02
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 470.02
Offering Note
[1]	Rules 457(c) and (h). The number of shares of common stock, $0.01 par value per share (the "Common Stock"), stated above represents shares reserved for issuance under the Nortech Systems Incorporated 2026 Equity Incentive Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. Based on the market price of Common Stock of the Company on May 15, 2026, in accordance with Rules 457(c) and (h) under the Securities Act. This amount is the assumed aggregate offering price of 284,336 shares of Common Stock being registered, based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Capital Market on May 15, 2026, in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended. The amount is based on the proposed maximum aggregate offering price of $11.97 per share. See note (4). The registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources